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                     EXHIBIT (15)
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                  ARTHUR ANDERSEN LLP

                                          Exhibit (15)







To CMS Energy Corporation:

We are aware that CMS Energy Corporation has incorporated by reference in its Registration Statements No. 33-51877, No. 33-55805, No. 33-9732, No. 33-29681, No. 33-47629, No. 33-57719 and No. 33-64044 its Form 10-Q for
the quarter ended March 31, 1995, which includes our report dated May 8, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                    /s/ Arthur Andersen LLP




Detroit, Michigan,
      May 8, 1995.
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